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                          SECOND AMENDMENT TO LEASE


     This indenture, made as of the 14th day of October 1994, by and between Lutheran Brotherhood, hereinafter referred to as "Landlord", and BMC Industries, Inc., successor in interest to Poly Optics Company, hereinafter referred to as "Tenant".

                                 WITNESSETH

     WHEREAS, Landlord and Tenant's predecessor, Poly Optics Company, entered into a certain Lease Agreement, dated March 22, 1989, and as extended by Agreement to Extend Lease dated March 30, 1992, and as amended by Amendment to Lease dated October 15, 1993 (hereinafter collectively referred to as the "Lease") under which Landlord demised to Tenant the Premises commonly known as 6800 Shingle Creek Parkway, Bays 230-300, Brooklyn Center, Minnesota, and;

     WHEREAS, Landlord and Tenant desire to amend the Lease so as to increase the rents payable thereunder, and increase the area contained within the Leased Premises; and

     WHEREAS, it is intended by this instrument to amend the Lease,

     NOW THEREFORE, in consideration of the Premises, and of the covenants and agreements herein undertaken to be kept and performed, it is agreed as follows:

1. Effective December 1, 1994, and continuing until the expiration of the Lease, the area of the Leased Premises shall be changed from 32,208 total square feet comprised of 1,660 square feet of office space and 30,548 square feet of warehouse space contained within Bays 230-300 to 36,856 total square feet comprised of 1,660 square feet of office space and 35,196 square feet of warehouse space contained within Bays 230-300 and 470.

2. Effective December 1, 1994 and continuing until expiration of the Lease, Paragraph 3 of the Amendment to Lease, and Section 5B of the Lease shall each be deleted in its respective entirety and replaced with the following:

     "The ground floor area of the Leased Premises occupied by Tenant (approximately 36,956 square feet) constitutes 21-7/8 of the total ground floor area (of 167,564 square feet) in the Building of which the Leased Premises are a part. Landlord will bill Tenant monthly, or less often at its option, for Tenant's share of the additional rental due and payable.

3. Anything else to the contrary contained within the Lease notwithstanding, for the period from the 1st day of December, 1994, through and including the last day of March, 1998, Tenant shall pay to the Landlord, as Base Rent, over and above the other and additional payments to be made by Tenant for Leased Premises, the sum of Four Hundred and Fourteen Thousand Eight Hundred Dollars ($414,800), payable monthly in advance in monthly installments according to the following schedule:

     For the period of December 1, 1994 through and including March 31, 1995, monthly base rent shall be paid at the rate of $10,118.00 per month.

     For the period of April 1, 1995 through and including March 31, 1998, monthly base rent shall be paid at the rate of $10,398.00.

4. Tenant agrees to accept the portion of the Leased Premises located within Bay 470 and consisting of 4,648 square feet in its "as is" condition. The Landlord shall have no obligation

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     to perform any improvements to this portion of the Leased Premises.

     Except as herein specifically amended, all other terms, covenants, and conditions of the Lease shall remain in full force and effect, and the same are hereby ratified and confirmed.

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     Submission of this instrument to Tenant, or its agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to Lease, reservation of space, or option to Lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord and Tenant or their respective agents.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this within agreement as of the date and year first above written.

TENANT:                                 LANDLORD:

BMC INDUSTRIES, INC.                    LUTHERAN BROTHERHOOD

By: /s/ Donald Hill   11-16-94          By: /s/ Clifford W. Habeck
    ----------------------------            ----------------------------
          DONALD HILL                             CLIFFORD W. HABECK

ITS: PLANT CONTROLLER                   ITS: ASSISTANT VICE PRESIDENT